Exhibit  10.19
                             JOINT VENTURE AGREEMENT

                                     BETWEEN


                      OPTIMUM PETROLEUM DEVELOPMENT LIMITED


                                       AND


                            AGBARA RESOURCES LIMITED



                      NIGERIAN OIL PROSPECTING LICENCE 310





















                                   Ince & Co.
                                  Knollys House
                                11 Byward Street
                                London  EC3R 5EN

                               Tel: 0171 623 2011
                               Fax: 0171 623 3225
                            Ref: OW/JL/KAG/79/60/440

THIS JOINT VENTURE AGREEMENT is executed at Lagos, Nigeria on November 27, 1996 and made effective as of November 27, 1996 by and between:


OPTIMUM PETROLEUM DEVELOPMENT LIMITED, of 18E, Gerrard Road, Ikoyi, Nigeria (hereinafter referred to as the "Owner/Operator")

and

AGBARA  RESOURCES  LIMITED,  of  7th  Floor,  Folawiyo
Plaza,  38  Warehouse  Road,  Apapa,  Lagos,  Nigeria,
(hereinafter  referred  to  as  "Technical  Partner")


WHEREAS:

(a) The Minister approved the allocation of Oil Prospecting Licence No. 310 ("OPL 310") to the Owner/Operator by a letter of allocation dated February 3, 1992 and referenced as PI.BAL/3750/V.3/49.

(b) In accordance with the letter of allocation referred to above, the Minister issued OPL 310 to the Owner/Operator on July 27, 1993.

(c) OPL 310 has a term of five years commencing February 3, 1992 and grants to the Owner/Operator the right inter alia, to prospect for Petroleum in and under the area identified as being subject to the terms of the OPL 310.

(d) The letter of allocation and applicable Government legislation and policy stipulates that the Owner/Operator is entitled to transfer a Participating Interest in OPL 310 and the Owner/Operator has agreed to transfer such a Participating Interest to the Technical Partner with full title guarantee, free from liens, charges, equities and/or other encumbrances.

(e) It is an express term of this Agreement that in view of the remaining term of the current OPL 310, the Owner/Operator is required to obtain an extension or renewal OPL for Concession Block 310.

(f) The Owner/Operator and the Technical Partner have agreed to establish a joint venture for the purposes of joint exploration, development, production, sale, disposal and export of Petroleum won and saved pursuant to OPL 310 and any extension, or renewals thereof, from that area hereinafter defined as Concession Block 310, subject to and in accordance with the terms hereof.


NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereby agree as follows:

                    ARTICLEI - DEFINITIONS AND INTERPRETATION
                    -----------------------------------------

1.1 In this Agreement, and the recitals and schedules attached hereto, the following words and expressions shall have the meanings respectively set opposite them:

"ACCOUNTING PROCEDURE" means the accounting procedure attached to and forming part of the Joint Operating Agreement in effect from time to time.

"AFFILIATE" means a company, partnership or other legal entity which controls, or is controlled by, or which is controlled by an entity which controls a Party, and for the purpose hereof, "CONTROL" means the ownership directly or indirectly of more than seventy-five (75%) percent of the shares or voting rights or privileges in a company, partnership or legal entity.

"AGREEMENT" "hereof", "herein", "hereto" and similar expressions means this Joint Venture Agreement together with the schedules attached hereto and any amendment or amendments made between the Parties in writing from time to time.

"COMMERCIAL QUANTITIES" means Petroleum in such quantities which, in the opinion of the Technical Partner merits, and/or under the terms of prevailing Government legislation or policy permits the Parties to make a joint application to the Minister for an Oil Mining Lease, said OML to be issued if possible in the joint names of both Parties as set forth in Article V herein.

"CONCESSION BLOCK 310" means the surface area to which the rights for Petroleum prospecting, exploration, development, production, sale, disposal and export conferred by OPL 310 are applicable, and which area is identified in red upon a survey plan attached to the formal Oil Prospecting Licence document issued by the Ministry, or elsewhere within the records of the Ministry and which term shall throughout this Agreement include any and all extensions or renewals to the term of OPL 310 that may be granted by the Ministry, any extension or renewal oil prospecting licence effecting the same or a similar geographic area issued by the Ministry or any oil mining leases arising therefrom.

"COST OIL" means forty (40%) percent of the total production of Petroleum from Concession Block 310 which is allocated to the Technical Partner for the recovery of Petroleum Costs.

"EFFECTIVE  DATE"  means  the  27  day  of  November,  1996;

"GOVERNMENT" means the national government of the Federal Republic of Nigeria as represented by the Minister and/or the Ministry of Petroleum Resources.

"JOINT ACCOUNT" means that account or accounts established and maintained by the Technical Partner in accordance with the provisions of this Agreement and the Joint Operating Agreement, the costs of which are chargeable to the Parties in accordance with their Participating Interest of Petroleum Costs.

"JOINT OPERATING AGREEMENT" OR "JOA" means the Development Phase Joint Operating Agreement, the Exploration and Production Phase Joint Operating Agreement, and/or the Decommissioning Phase Joint Operating Agreement, as the case may be to be entered into between the Parties during the term of OPL 310 and/or OML 310 as appropriate, in compliance with the provisions of Article X hereof, and which agreement shall govern all present and future Joint Operations performed on Concession Block 310.

"JOINT OPERATIONS" means such field development and decommissioning activities involving without limitation, acquisition, seismic operations, exploration, development, exploitation, production, sale, disposal and export of Petroleum won and saved from Concession Block 310, all decommissioning activities performed thereon, together with any other activity which is desirable in the reasonable opinion of the Technical Partner, and/or necessary to comply with good oil field practice. All Petroleum Costs incurred in respect of Joint Operations shall be for the Joint Account of the Parties hereto pro rata with their respective Participating Interest of Petroleum Costs.

"JOINT PROPERTY" means, at any particular time, all wells, reservoirs (whether discovered or not), facilities, equipment, materials, information, funds and other property held for the Joint Account and owned by the Parties pro rata their respective Participating Interest of Production.

"MINIMUM WORK OBLIGATIONS" means those work and/or expenditure obligations which must be performed or completed as part of the Work Program in order to satisfy the minimum work and expenditure obligations specified and established by the Ministry in OPL 310 or any extensions or renewals thereof, and which obligations are set out in Schedule "B" hereto.

"MINISTER" means the Honourable Minister of the Ministry of Petroleum Resources of the Government.

"MINISTRY" means the Ministry of Petroleum Resources of the Government. "OIL MINING LEASE 310" OR "OML 310" means the oil mining lease issued or issuable in the joint names of the Owner/Operator and the Technical Partner by the Ministry following the submission of a joint application to the Ministry as set out in Article V herein. The application for OML 310 shall occur following the Technical Partner's determination that Commercial Quantities exist and/or have been satisfied and/or satisfaction of the Minimum Work Obligations, and which OML allows for continued long term exploration, development, production, sale, disposal and export of Petroleum won and saved from Concession Block 310 in direct continuation of those rights previously granted to the Owner/Operator under OPL 310 or any extensions or renewals thereof, all in accordance with applicable Government legislation and administrative policy.

"OIL PROSPECTING LICENCE NO. 310" OR "OPL 310" means Oil Prospecting Licence No. 310 issued by the Minister to the Owner/Operator in accordance with the provisions of applicable Government legislation on February 3, 1992, having a term of 5 years from the date thereof and when used herein shall include (a) all rights, title and interest granted by the Ministry therein, (b) any extension or renewal of the existing oil prospecting licence and any new or replacement oil prospecting licence issued by the Ministry to the Owner/Operator following the expiry of the term of the current oil prospecting licence effecting the same or substantially the same geographic area or any part thereof, and (c) all schedules and plans attached thereto or referred to therein pursuant to which the Owner/Operator (and the Technical Partner by virtue of this Agreement) have acquired an interest in all Petroleum found and produced within the geographic area defined and described in the oil prospecting licence and any extensions or renewals thereof including specifically the right to prospect for, save and remove, export and dispose by way of sale, any such Petroleum discovered.

"OWNER/OPERATOR"  means Optimum Petroleum Development Limited of Lagos, Nigeria.

"OPERATING COMMITTEE" means the that committee designated as the Operating Committee in accordance with the provisions of the JOA and which is established in accordance with the terms of Article X.

"PARTICIPATING INTEREST" means the undivided interest of each Party, expressed as a percentage, in the rights, benefits and obligations established by this Agreement, as set forth and described in Article VI and Article VII hereof.

"PARTICIPATING INTEREST OF PETROLEUM COSTS" means the undivided interest of each Party, expressed as a percentage, in the right, benefits and obligations established by this Agreement, as more particularly set forth and described in
Article  VI  hereof.

"PARTICIPATING INTEREST OF PRODUCTION" means the undivided interest of each Party, expressed as a percentage, in the rights and benefits and obligations established by this Agreement, as more particularly set forth and described in
Article  VII  hereof.

"PARTY" means any one party to this Agreement and any permitted successors or assigns in accordance with the provisions of this Agreement.

"PARTIES"  mean  collectively  the  Owner/Operator  and  Technical  Partner.

"PAYOUT" means that point in time when gross revenues from the sale of Cost Oil is equal to the Petroleum Costs in respect of Concession Block 310.

"PETROLEUM" means all mineral oil (or any related hydrocarbons), natural gas as it exists in its natural strata (including condensate, sulphur and any and all other liquid and gaseous hydrocarbons) and does not include coal or bituminous states or other stratified deposits from which oil can be extracted by destructive distillation.

"PETROLEUM COSTS" means all obligations, liabilities, costs, claims and expenses of whatever nature incurred by the Technical Partner, both within and outside of Nigeria, whether incurred before, during or after the commencement of the Minimum Work Obligations and/or commencement of Joint Operations on Concession Block 310 or any extension thereof, and any and all operations thereon, or in respect thereof. All such costs incurred shall be allocated to the Joint Account whether those costs were incurred before or after the Effective Date hereof. For the avoidance of doubt, any and all costs associated with decommissioning of field operations of whatever nature on Concession Block 310 are included within this definition of Petroleum Costs.

"PROFIT OIL" means that percentage of the total production of Petroleum from Concession Block 310, in excess of Cost Oil and Tax Oil (being 30% before payout), which is allocated to the Parties in accordance with the provisions of
Article  VII  hereof.

"TAX OIL" means thirty percent (30%) of the total production of Petroleum from Concession Block 310 which is allocated to the Government as full payment of any and all royalties, taxes and petroleum profits taxes or other similar assessments and includes any oil which the Government elects, in its sole discretion, to take in kind.

"TECHNICAL ASSISTANCE AGREEMENT" means the Technical Assistance Agreement between the Technical Partner and Owner/Operator setting forth the terms of the technical and operational support to be provided by the Technical Partner to the Owner/Operator, and which agreement is appended hereto as Schedule "C".

"TECHNICAL PARTNER" means Agbara Resources Limited with an office in Lagos, Nigeria.

"WORK PROGRAM" means the general work program and Joint Operations to be conducted on Concession Block 310, to be prepared by the Technical Partner and approved by the Ministry.

1.2     Appended  hereto  are  the  following  schedules:

Schedule "A"  -  OPL 310 and related correspondence and documentation from the  Ministry  issued  as  of  the  Effective  Date  hereof
Schedule "B"  -  Minimum  Work  Obligations
Schedule "C"     -     Technical  Assistance  Agreement

All schedules referred to above are incorporated into and form part of this Agreement.

1.3 Wherever any provision of any schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail. Reference herein to a schedule shall mean a reference to a schedule to this Agreement. References in any schedule to the Joint
Venture  Agreement  shall  mean  a  reference  to  this  Agreement.

1.4     Time  shall  be  of  the  essence  hereof.

1.5 The division of this Agreement into headings, sections, subsections, clauses, subclauses, and paragraphs and the provision of headings herein is for convenience of reference only and shall not affect the interpretation of this Agreement.

1.6 In this Agreement, where the context requires, the singular shall include the plural and the plural shall include the singular.

1.7 All references to currency, unless otherwise specified, are to lawful money of the United States of America.


                                ARTICLE II - SCOPE
                                ------------------

2.1 The Parties hereby undertake and agree subject to and in accordance with the terms of this Agreement, to associate and participate together in a joint venture for the conduct of Joint Operations on Concession Block 310. In particular, the Parties agree that they shall at all times, use their best endeavours to facilitate joint exploration, field development, exploitation, production, sale and disposal, export of Petroleum won and saved and all decommissioning activities relating thereto, together with other activities necessary in the reasonable opinion of the Technical Partner to facilitate exploration and development of Concession Block 310.

2.2 During the continuance of this Agreement, both the Owner/Operator and the Technical Partner shall, in respect of any and all Joint Operations or other operations performed on or under Concession Block 310, use their best endeavours to ensure that such operations are conducted at all times in compliance with good oil field practice. Each of the Parties shall continue to act at all times in the manner which shall (a) ensure the continued good standing of OPL 310 or any extensions or renewals thereof and/or OML 310 as appropriate, (b) maintain the integrity of any Petroleum reservoirs contained within Concession Block 310, and (c) ensure compliance with the terms of all contracts entered into in respect of Concession Block 310 which are necessary for the conduct of Joint Operations thereon.


                        ARTICLE III - GOVERNMENT APPROVAL
                        ---------------------------------

3.1 The Owner/Operator will forthwith provide the Technical Partner with satisfactory evidence that the Owner/Operator is the lawful and legal licensee of OPL 310, that OPL 310 is valid and subsisting, that the Owner/Operator is not in default thereof and that all terms imposed by the Minister and Ministry in respect of OPL 310 are at any particular time including the Effective Date, in good standing.

3.2 The Owner/Operator will supply the Technical Partner with a copy of any and all documentation confirming the Owner/Operator's legal and beneficial ownership interest of OPL 310 and any extensions or renewals thereof. In particular the Owner/Operator accepts that it is required to demonstrate to the satisfaction of the Technical Partner that it has full title guarantee, free from any liens, charges, equities or other encumbrances in respect of OPL 310 and/or OML 310 as applicable.

3.3 The Owner/Operator shall also provide the Technical Partner with any amendments and correspondence relating to its ownership interest in OPL 310, including any and all applications for extensions or renewals thereof together with copies of all geological, geophysical and any other technical data which the Owner/Operator has in its possession relating to Concession Block 310 or immediately surrounding concession blocks.

3.4 The Owner/Operator agrees with the Technical Partner that it shall promptly provide the Technical Partner with true copies of all correspondence concerning OPL 310 and, when applicable, OML 310 that are issued by the Owner/Operator and/or the Ministry.

3.5 The Owner/Operator acknowledges to the Technical Partner that it shall continuously maintain OPL 310 and/or OML 310 as applicable, in good standing with the Government without interruption, and shall upon request by the Technical Partner provide the Technical Partner with satisfactory evidence of compliance with the provisions contained herein. The Technical Partner shall be entitled to receive notice of and attend at any and all meetings effecting OPL 310 and any renewals or extensions thereof and OML 310 as applicable, between the Owner/Operator and the Ministry.


                         ARTICLE IV - EXPLORATION PROGRAM
                         --------------------------------

4.1 The Parties shall carry out an exploration program upon Concession Block 310 in accordance with the Work Program and which Work Program will, upon completion be sufficient to meet the Minimum Work Obligations imposed by the Ministry in respect of OPL 310, and any renewals or extensions thereof, and which Minimum Work Obligations shall be sufficient to secure each of the Parties with a Participating Interest of Production produced from Concession Block 310.

4.2 The conduct of the Work Program and all Joint Operations on Concession Block 310 shall be in accordance with the terms of the JOA and in accordance with prevailing good oil field practice.


                   ARTICLE V - APPLICATION FOR OIL MINING LEASE
                   --------------------------------------------

5.1 In the event that Petroleum is discovered in Commercial Quantities on Concession Block 310 and/or the Parties have complied with the Minimum Work Obligations set forth in OPL 310 or any renewals or extensions thereof, the Owner/Operator together with the Technical Partner shall collectively make a joint application on behalf of both Parties to the Ministry for OML 310 at the earliest possible date. The application shall specifically request that the OML be jointly issued in the names of both the Owner/Operator and the Technical Partner.


              ARTICLEVI - PARTICIPATING INTEREST OF PETROLEUM COSTS
              -----------------------------------------------------

6.1 All Petroleum Costs incurred in respect of Joint Operations whether incurred before or after the Effective Date carried out in respect of Concession Block 310, before Payout, shall be allocated as follows:

     Owner/Operator            0%
     Technical  Partner      100%

6.2 All Petroleum Costs incurred in respect of Joint Operations carried out in respect of Concession Block 310, after Payout, shall be shared and allocated as follows:

     Owner/Operator           60%
     Technical  Partner       40%

6.3 All Petroleum (subject to Tax Oil), Joint Property and any and all other equipment, material or property of whatsoever nature related to the conduct of any Joint Operations on Concession Block 310 (other than equipment or property that is leased from third parties) and any other assets acquired by the Parties pursuant to the terms of this Agreement from time to time shall be owned by the Parties in accordance with their respective Participating Interest of Petroleum Costs.

6.4 Unless otherwise provided in this Agreement, the obligations of the Parties herein and all liabilities and expenses incurred by the Technical Partner in connection with the Joint Operations shall be charged to the Joint Account and all credits to the Joint Account shall be shared by the Parties, as among themselves, all in accordance with their respective Participating Interest of Petroleum Costs.

6.5 Each of the Parties hereby covenants to contribute and/or pay the Petroleum Costs which shall include the Technical Partner's assessment of decommissioning costs (such costs to be assessed in accordance with good oil field practice), in an amount equal to its respective Participating Interest of Petroleum Costs from time to time, and to bear all Petroleum Costs paid or incurred pursuant to this Agreement on behalf of such Party or Parties in portions equal to their Participating Interest of Petroleum Costs.

6.6 Any tax credits, royalty credits or reduction in Tax Oil or any other benefits generated by or resulting from or arising in connection with Joint Operations carried out on Concession Block 310 shall be shared and allocated equally between the Parties.

                ARTICLE VII - PARTICIPATING INTEREST OF PRODUCTION
                --------------------------------------------------

7.1 The Owner/Operator hereby acknowledges and confirms that the Technical Partner is entitled to its Participating Interest of Production for Concession Block 310 as set forth in Paragraph 7.2 below.

7.2 All benefits, revenues and receipts of whatsoever nature as same relate to the sale of Petroleum produced from Concession Block 310 shall be shared and allocated as follows:

(a)     Before  Payout:

                             Cost Oil  Tax Oil  Profit Oil
                             --------  -------  ----------

          Technical Partner       40%       0%         20%
                             --------  -------  ----------

          Owner/Operator           0%       0%         10%
                             --------  -------  ----------

          Government               0%      30%          0%
                             --------  -------  ----------

(b)     After  Payout:

                             Cost Oil  Tax Oil  Profit Oil
                             --------  -------  ----------

          Technical Partner        0%       0%         30%
                             --------  -------  ----------

          Owner/Operator           0%       0%         40%
                             --------  -------  ----------

          Government               0%      30%          0%
                             --------  -------  ----------

7.3 In the event the Government elects to exercise its right to participate in the development of Concession Block 310 such rights to include the benefits and obligations associated with such participation, the Participating Interest of Production of the Parties will be amended accordingly, on a pro rata basis, based upon the level of Government participation provided however that the Participating Interest of Production of the Technical Partner shall in no event be reduced to less than 24%. The Parties agree to execute such documents as may be necessary to reflect any such transfer of interest and joinder of the Government as a party to the terms of this Agreement.

7.4 Subject to Article 7.3, the Owner/Operator agrees with the Technical Partner that in the event that Tax Oil payable to the Government exceeds 30%, that there will be no reduction to the Technical Partner's Participating Interest of Production to less than 24%.

7.5 In the event of Government participation, the rights and obligations of the Parties as set forth herein shall remain unchanged as they relate to one another. However, at the request of the Technical Partner, the Parties shall enter into separate JOA and other agreements with the Government with respect to the rights, obligations and benefits of the Parties on the one hand and the Government on the other. Any payments received from the Government arising out of such participation shall be credited to the Joint Account and applied pro-rata to the Parties Participating Interest of Production.

                          ARTICLE VIII - DECOMMISSIONING
                          ------------------------------

8.1 The Parties to this Agreement expressly acknowledge that they may be liable to undertake decommissioning operations and consequently to make payments in respect of future decommissioning expenditure either by Government law and/or regulation or by operation of international law which the Parties agree shall be based upon the level of the Participating Interest of Production attributable to them during the term of this Agreement.

8.2 Accordingly, the Parties have agreed that the Technical Partner should consult with technical taxation and such other specialists, as necessary, operating in the area of decommissioning to obtain an estimate of the level of decommissioning expenditures and to prepare a model for decommissioning operations including a payments schedule.

8.3 In the event that both Parties decide to withdraw from operations or are required to do so pursuant to this Article, the Parties agree that they shall be bound by the terms and conditions of this Agreement for so long as may be necessary to wind up the affairs of the Parties with the Government, to satisfy any requirements of applicable law or to facilitate the sale, disposition or decommissioning of property (whether Joint Property or otherwise) or interests held by the Joint Account.

8.4 Nothing herein shall eliminate the obligations of the Parties for any and all decommissioning liabilities or costs and the Parties agree to make payment of their full decommissioning liability upon demand by the other Party based upon their Participating Interest of Petroleum Costs at the time decommissioning commences.

                                   ARTICLE IX -
                                   ------------
                           ASSIGNMENT OF PARTICIPATING
                           ---------------------------
                   INTEREST AND RESTRICTIONS OF SHARE TRANSFER
                   -------------------------------------------

9.1 Subject always to the requirements of this Agreement, including, the obligation of the Owner/Operator to maintain OPL 310 and/or OML 310, as applicable, in good standing with the Government at all times, the transfer of all or part of a Party's Participating Interest shall be effective only if the transferring Party satisfies the terms and conditions set forth herein.

9.2 The Owner/Operator shall not permit any transfer or issuance of its shares or those of its Affiliates that will result in:

     (a) those shareholders of the Owner/Operator or its Affiliates on the Effective Date holding less than 75% of the shares of the Owner/Operator or its Affiliates following the share sale transaction; and

     (b) any of the shares of the Owner/Operator being held by any person, corporation or other entity that is or is regarded as being a foreign entity under the terms of letter of allocation from the Ministry to the Owner/Operator dated February 3, 1992 or under any other Government legislation or policy.

9.3 Notwithstanding Article 9.2(a) above, the Owner/Operator including its Affiliates who have or may acquire a Participating Interest in OPL 310 and/or OML 310 as appropriate,expressly agrees that it shall be prohibited from undertaking any share issuance or transfer, including the pledge of its shares as security or otherwise, where such dealings may have the effect of constituting a breach of any of the terms of OPL 310 and/or OML 310, as appropriate, the letter of allocation, the OPL 310 deed document, or any applicable Government legislation or policy. Such a restriction shall also apply to the Technical Partner subsequent to its name appearing on the OPL 310 and/or OML 310, as appropriate.

9.4 The Owner/Operator shall not transfer, assign, farmout, pledge, charge or otherwise encumber its Participating Interest in OPL 310 or OML 310, as applicable, with any third party without the express written consent of the Government, such consent to specifically state that following the transfer, assignment, farmout, pledge, charge or encumbering that OPL 310 and/or OML 310, as appropriate, continues to be in all respects valid and in good standing. Such a restriction shall also apply to the Technical Partner subsequent to its name appearing on the OPL 310 and/or OML 310, as appropriate.

9.5 The Owner/Operator expressly accepts that the foregoing restrictions on its dealings with its shares and Participating Interest is essential in order to maintain OPL 310 and/or OML 310 as appropriate, in good standing for continued benefit of both Parties to this Agreement.

9.6 Subject always to receipt of the requisite consents and Government approvals to any transfer of interest as set forth in this Article IX, if a Party transfers all or part of its Participating Interest herein, the Parties shall amend this Agreement to reflect the revised Participating Interests of the Parties.

                                    ARTICLE X
          JOINT OPERATING AGREEMENT AND TECHNICAL ASSISTANCE AGREEMENT
          ------------------------------------------------------------

10.1 The Parties hereto agree that the Joint Operations on Concession Block 310 shall be conducted in accordance with the provisions of a Joint Operating Agreement and Technical Assistance Agreement, and which JOA shall establish an Operating Committee in accordance with the terms hereof.

10.2 The Parties hereby adopt, approve and agree to abide and be bound by the terms of the Technical Assistance Agreement in the form attached hereto as Schedule "C";

10.3 With reference to Article 10.1 above, the Parties agree that within 120 days of the date of execution of this Agreement, the Parties shall enter into a Development Phase JOA to be prepared by the Technical Partner (the Development Phase JOA) in a format to be agreed between the Parties which format shall (without limitation) deal with the following matters:

     (a)  the role of the Operator;
     (b) establishment and role of the Operating Committee in keeping with the powers and obligations referred to throughout this Agreement;
     (c) role of the Technical Partner vis-a-vis the Operator and the Operating Committee;
     (d)  the role/function of the Technical Assistance Agreement;
     (e)  issues of liability;
     (f)  the Parties' relationships;
     (g)  Joint Operations including;
          -    Programs
          -    Budgets
          -    Authorizations For Expenditure
          -    Audits
          -    Contract procurement and approval
     (h)  Sole Risk Operations;
     (i)  Non consent;
     (j)  Default;
     (k)  Offtake and access to the reservoir;
     (l) Minimum shareholding restriction on the Owner/Operator consistent with the provisions herein;
     (m)  Assignment and withdrawal;
     (n)  Unit operating agreements;
     (o)  Decommissioning;
          -    Framework
          -    Joint and several liability
          -    Policy
          -    Establishment of a fund or other payment device
          -    Formula
          -    Nature of security

        -  Timing  of  security
        -  Failure  to  provide  security
        -  Default

10.4 The Parties acknowledge that for the duration of the term of the Technical Assistance Agreement, the Operating Committee established under the JOA shall be comprised of three representatives of the Technical Partner and two representatives of the Owner/Operator and that thereafter, the Operating Committee shall be comprised of three representatives of the Owner/Operator and two representatives of the Technical Partner. The Operator (as defined in the JOA) shall at all times be subject to the inherent supervision and direction of the Operating Committee.

10.5 In addition, when Commercial Quantities are proven and/or the Minimum Work Obligations are satisfied and the Parties have successfully applied for and have been jointly issued OML 310 by the Ministry, the Parties shall review the provisions of the existing Development Phase JOA to be entered into in compliance with Article 10.3 above. If in the opinion of the Technical Partner acting reasonably and in compliance with good oil field practice, a new or revised JOA governing Joint Operations relating to the conduct of ongoing production activities on Concession Block 310 is regarded as being necessary, the Parties shall enter into a Production Phase JOA (the "Production Phase JOA") to be prepared by the Technical Partner within 120 days of the date of the Technical Partners' written request for execution of such an agreement. However, failure to enter into such an agreement within 120 days of the date of request by the Technical Partner shall mean that then prevailing JOA shall continue to apply to Joint Operations upon Concession Block 310.

10.6 A further review of the terms of the then current JOA shall be undertaken by the Parties, upon the decision by the Operator following the advice of the Technical Partner that it is necessary to commence decommissioning operations in respect of Concession Block 310. If a new or revised JOA governing Joint Operations relating to decommissioning activities on Concession Block 310 is necessary in the opinion of the Technical Partner acting reasonably and in compliance with good oil field practice, the Technical Partner shall make a written request that the Parties enter into a Decommissioning Phase JOA (the "Decommissioning JOA") to be prepared by the Technical Partner within 120 days of the date of written request by the Technical Partner.

10.7 All Joint Operations upon Concession Block 310, including formation of an Operating Committee to govern Joint Operations upon Concession Block 310, shall be carried out in accordance with the provisions of the then current Joint Operating Agreement and Accounting Procedure.

                         ARTICLE XI - DISPUTE RESOLUTION
                         -------------------------------

11.1 This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of England and Wales.

11.2 For the benefit of each Party, each Party agrees and hereby submits themselves to the exclusive jurisdiction of the High Court of Justice in England for resolution of all disputes arising out of or relating to this Agreement between them, without recourse to arbitration, and accordingly submits to the jurisdiction of the English courts.


                          ARTICLE XII - ENTIRE AGREEMENT
                          ------------------------------

12.1 This Agreement constitutes the entire agreement between the Parties in connection with the subject matter and supersedes and cancels all previous negotiations, commitments or writings with respect to the subject matter referenced herein and the Parties acknowledge that neither Party has entered into this Agreement in reliance upon any representation, warranty and/or undertaking which is not set out or referred to in this Agreement.


                      ARTICLE XIII - EFFECTIVE DATE AND TERM
                      --------------------------------------

13.1 This Agreement shall have effect from the Effective Date and shall, subject always to the Parties' continuing obligations under Articles V, VIII and XV herein, continue in full force and effect until:

     (a)  all wells have been properly abandoned in accordance with Article 8;

     (b) all obligations, claims, arbitrations and lawsuits (if any) have been settled or otherwise disposed of in accordance with the terms of the applicable JOA;

     (c) the time relating to the protection of confidential information and for proprietary technology has expired in accordance with Article 15; and

     (d)  in the opinion of the Technical Partner acting reasonably, it has been
          determined   that   Commercial   Quantities  have  not  or  cannot  be
          established or are economically unrecoverable.


                           ARTICLE XIV - FINANCIAL YEAR
                           ----------------------------

14.1 The financial year end of the joint venture shall be December 31 or such other date as agreed in writing by the Parties hereto.

14.2 The financial books and records of the joint venture shall be kept in accordance with generally accepted accounting principles and procedures of such jurisdiction as the Operating Committee may determine based upon the recommendation of the Technical Partner.

14.3 Subject to the terms of the Joint Operating Agreement to be entered into in compliance with Article X above within 120 days hereof, an annual audit of the joint venture's balance sheet, profit and loss statement and other related financial records shall be made by a recognized public accounting or chartered accounting firm, which is mutually agreeable to the Parties hereto. The Parties shall be entitled to have members of its internal audit staff inspect the records and books of the joint venture at any time and at its own expense. In addition, either Party may, at its sole expense, engage an independent public accounting or chartered accounting firm to audit the financial records of the joint venture from time to time.

                       ARTICLEXV - FIDUCIARY RELATIONSHIP
                       ----------------------------------

15.1 The Parties covenant and agree that they are entering into a joint venture relationship and owe each other the highest level of fiduciary responsibility and, subject to Article 15.2 herein, will not, while Parties to this Agreement or for a period of five years following the expiry of this Agreement, disclose to any other person, firm, corporation or entity, any proprietary or confidential information obtained in the course hereof, or as result of the Joint Operations contemplated in this Agreement. Any information not generally available to the public shall be construed as proprietary or confidential for the purposes of this Agreement including, without limitation, all agreements between the Parties, information relating to Joint Operations, seismic and other data, drilling techniques and results, technology, suppliers of equipment, and names of customers, information relating to sales, markets, target markets, strategies, advertisements, business procedures and all financial information.

15.2 The obligation of the Parties as set forth in Article 15.1 hereof to maintain confidentiality shall not apply to such knowledge, information, material or business data obtained pursuant to this Agreement or relating to any material to the joint venture which:

     (a) was demonstratably known to a Party prior to the Effective Date of this Agreement;

     (b) is available to the public in the form of written publication issued by a third party;

     (c) shall have become available to the Parties in good faith from a third party who has a bona fide right to disclose same;

     (d) is required to be disclosed to any federal, provincial, state or local government or governmental branch, board, agency or instrumental mentality in order to comply with applicable laws, or is required to be disclosed to regulatory authorities including stock exchanges having jurisdiction in respect of securities of either parties.

     (e) is required to be disclosed by a Party pursuant to public disclosure requirements imposed under applicable securities legislation.

     (f)  is  required  or  desired  to  be  disclosed  to a  Party's  financial
          advisors,   banks,  other  financial   institutions,   contractors  or
          potential investors in the project.

15.3 Except as expressly provided in this Agreement, each Party shall have the right to independently engage in and receive full benefits from other business activities, whether or not competitively with the joint venture hereby created, without consulting the other Party, and no Party shall have any obligation to the other Party with respect to any opportunity to acquire any assets at any time outside the terms of the joint venture hereby constituted.

15.4 Disclosure pursuant to Article 15.2(f) shall not be made unless prior to such disclosure, the disclosing Party has obtained a written undertaking from the recipient to keep the data and information strictly confidential and not to use or to disclose the data or information except for the express purpose for which the disclosure is to be made.

15.5 Any Party ceasing to own a Participating Interest during the term of this Agreement shall nonetheless remain bound by the obligations of this Article XV and any disputes shall be resolved in accordance with Article XI hereof.

15.6 Nothing in this Agreement shall require a Party to divulge proprietary technology to the other Party; provided that where the cost of development of proprietary technology has been charged to the Joint Account, such proprietary technology shall be disclosed to all Parties bearing a portion of such costs and may be used by such Party or its affiliates in other operations.

15.7 Notwithstanding the foregoing provisions of this Article, the Technical Partner with the approval of the Operating Committee, may make well trades and data trades for the benefit of the Parties, with another company or body to secure data, the cost of which shall be charged to the Joint Account. Data obtained shall be furnished to all Parties. In such a situation, Technical Partner must enter into an undertaking with any third party to such trade to keep such information confidential.


                        ARTICLE XVI - AMENDMENT AND WAIVER
                        ----------------------------------

16.1 Neither this Agreement nor any of its provisions may be changed, waived, discharged or terminated orally or by any course of conduct but only by an instrument in writing signed on behalf of each Party.

16.2 No failure to exercise or delay in exercising any right, power or privilege under this Agreement or the part of any of the Parties shall act as a waiver. No singular or partial exercise of any such right, power or privilege shall preclude any other or any further exercise or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any other right or remedies otherwise by provided by law unless expressly stated.



                             ARTICLE XVII - COVENANTS
                             ------------------------

17.1     The  Owner/Operator  covenants  with  the Technical Partner as follows:

     (a) the Owner/Operator is a company duly incorporated, validly existing and in good standing under the laws of the Federal Republic of Nigeria and that it has all necessary corporate powers to enter into this Agreement and to carry on business herein contemplated;

     (b) the Owner/Operator is the lawful licensee of OPL 310 and the geographic area contained within Concession Block 310, and the Owner/Operator has not transferred, conveyed, sold, farmed out, granted royalties to third parties or in any way encumbered its legal or beneficial interest as licensee of OPL 310 and confirms that it has full title guarantee free from any liens, charges, equities and/or encumbrances with respect to OPL 310 and/or OML 310 as appropriate;

     (c) the Owner/Operator has the right and authority to execute this Agreement and has the lawful authority under the terms of OPL 310 and otherwise, to transfer and assign an unencumbered Participating Interest with full title guarantee, free from any liens, charges, equities and/or encumbrances, to the Technical Partner all in accordance with the provisions set forth herein;

     (d) the form of oil prospecting licence identified as OPL 310 is, to the best of the knowledge and belief of the Owner/Operator, the present and subsisting oil prospecting licence for the geographic area contained in Concession Block 310, and OPL 310 is valid and in good standing with the Government and all other regulatory agencies and authorities;

     (e) the Owner/Operator shall assist in the promotion and successful conduct of the joint venture including obtaining and providing the Technical Partner with (1) all necessary Government and other approvals required to perform the Joint Operations, (2) a copy of the oil prospecting licence deed document, (3) any correspondence or other documentation (including geological, geophysical and other technical data) which the Owner/Operator now has in its possession relating to Concession Block 310, and (4) any and all future correspondence between the Owner/Operator and the Ministry in connection with OPL 310 and any extensions or renewals thereof;

     (f) the Owner/Operator shall, upon execution of this Agreement, forthwith make application to the Ministry for such extension, renewal or replacement of OPL 310 as is necessary to enable the performance of the Minimum Work Program within two years of the date hereof. The Owner/Operator acknowledges that the obtaining of an extension, renewal or replacement of OPL 310 is a strict condition of this Agreement in favour of the Technical Partner and that the Technical Partner shall not be required to initiate work on OPL 310 or make any additional payments to the Owner/Operator herein until it is satisfied that the Owner/Operator has obtained or will obtain an extension, renewal or replacement of OPL 310, all to the satisfaction of the Technical Partner;

     (g) The Owner/Operator and the Technical Partner shall work together to meet the Minimum Work Obligations and/or to demonstrate that Commercial Quantities of Petroleum exist within Concession Block 310 and upon meeting either, or both of these criteria, the Owner/Operator and the Technical Partner shall make a joint application for a OML to be issued in the joint names of both Parties to this Agreement in compliance with Articles 5.1 and 5.2 above, and the Owner/Operator covenants that upon establishment of Commercial Quantities, it will use its best endeavours to secure the issue of OML 310 in respect of Concession Block 310 in the joint names of both Parties to this Agreement in compliance with Articles 5.1 and 5.2;

     (h) The Owner/Operator expressly acknowledges that it is bound by the restrictions on transfer set out in Article IX herein in order to maintain OPL 310 and/or OML 310 as appropriate in good standing with the Ministry.

17.2     The  Technical  Partner  covenants  as  follows:

     (a) the Technical Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the Bahamas and has all necessary corporate powers to enter into this Agreement and to conduct and to carry on business as herein contemplated.

     (b) it shall fulfil its financial obligations to the Owner/Operator as set forth in Article 16 hereof.

     (c) the Technical Partner shall provide all necessary financial, technical and operational support for the conduct of the Joint Operations as required from time to time pursuant to the terms of this Agreement and the Technical Assistance Agreement, and shall conduct its activities in accordance with good oilfield practice.

17.3 For the avoidance of doubt, the entire provisions of this Article XVII are cumulative, and the Parties must ensure that these covenants continue to remain valid at all times during the term of this Agreement. At any time during the continuance of this Agreement, either Party may ask the other for evidence that it is continuing to comply with these covenants in a format satisfactory to it.


                          ARTICLE XVIII - MISCELLANEOUS
                          -----------------------------

18.1 Each of the Parties shall execute and deliver such other certificates, agreements and other documents and take such other actions as may reasonably be required by the other Party in order to consummate or implement the transactions contemplated by this Agreement.

18.2 The liability and obligation of the Parties hereto shall be several and not joint or collective and each Party shall be responsible only for its obligations as herein set forth, provided however that both Parties shall be liable to each other for the decommissioning obligations set forth in Article XIII herein. It is expressly declared that it is not the purpose of this Agreement to create any partnership or syndicate and neither this Agreement nor the operations hereunder shall be construed or considered as creating any partnership or syndicate.

18.3 All notices, requests, demands or other communications hereunder shall be delivered by hand or sent by mail as appropriate or by facsimile, telex or telegram to the Parties at the address provided below:

     Owner/Operator:
                         Optimum  Petroleum  Development  Ltd.
                         18E  Gerrard  Road
                         Ikoyi,  Nigeria

                         Fax:     00-234-1-684-398

                         Attention:     The  Managing  Director


     Technical Partner:
                         Agbara  Resources  Limited
                         7th  Floor,  Folawiyo  Plaza
                         38  Warehouse  Road
                         Apapa,  Lagos,  Nigeria

                         Fax:  00-234-1-545-0301

                         Attention:     Wade  G.  Cherwayko
                         President

Any Party may from time to time change its address for service hereunder upon written notice to the other Party. Any notice may be served by personal delivery or by mailing the same by registered post, in a properly addressed envelope addressed to the Party to whom such notice is to be given at it address for service hereunder and shall be deemed to be given and received forty-eight
(48) hours after the delivery thereof. Any notice may be served by prepaid telegram, telex or telecopy addressed to the Party to whom such notice is to be given and any such notice so served shall be deemed to be given and received by the addressee eighteen (18) hours after the time of delivery.

18.4 If at anytime, one or more of the provisions of this Agreement is or becomes invalid, illegal or unenforceable for any reason in respect of or under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Agreement shall not, as a result be effected or impaired in any way.

18.5 Each Party shall, when required to do so by the other Party to this Agreement now or at any future time, do, or so far as each is able to do, procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the other Party as required.

18.6 This Agreement may be executed in one or more counterparts and evidenced by facsimile copy thereof and all such counterparts or facsimile copies together shall constitute one and the same agreement.

18.7 Each Party shall be responsible for payment of its own legal, accounting and other costs in respect of the negotiation, completion, execution and implementation of this Agreement.

18.8 The Owner/Operator expressly acknowledges that the Technical Partner shall be under no obligation to initiate Joint Operations or incur Petroleum
Costs until an extension or renewal OPL for Concession Block 310 has been granted by the Government in a form satisfactory to the Technical Partner.

                                   SCHEDULE A

                         TO THE JOINT VENTURE AGREEMENT
                         DATED NOVEMBER 27, 1996 BETWEEN
                      OPTIMUM PETROLEUM DEVELOPMENT LIMITED
                          AND AGBARA RESOURCES LIMITED

                                   SCHEDULE B

                         TO THE JOINT VENTURE AGREEMENT
                          DATED NOVEMBER, 1996 BETWEEN
                      OPTIMUM PETROLEUM DEVELOPMENT LIMITED
                          AND AGBARA RESOURCES LIMITED


                            MINIMUM WORK OBLIGATIONS
                (to be completed prior to the expiry of OPL 310)



1. Seismic operations and the drilling of 3 wells, all as approved by the Ministry; or

2. The establishment of Commercial Quantities (as defined in the Joint Venture Agreement) that permit the Owner/Operator and the Technical Partner to jointly apply to the Government for the conversion of OPL 310 into OML 310.

                                   SCHEDULE C

                         TO THE JOINT VENTURE AGREEMENT
                          DATED NOVEMBER, 1996 BETWEEN
                      OPTIMUM PETROLEUM DEVELOPMENT LIMITED
                          AND AGBARA RESOURCES LIMITED

                         TECHNICAL ASSISTANCE AGREEMENT


[This document is filed as Exhibit 10.20 to the Form 10-KSB dated effective March 1, 1999]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers and representatives as of the day and year first written above.

          OPTIMUM  PETROLEUM  DEVELOPMENT  LIMITED


          Per:     /s/  Alhaji  Ubrahim  Bunu
                   --------------------------


          Title:   Chairman
                   --------


          AGBARA  RESOURCES  LIMITED


          Per:     /s/  Wade  Cherwayko
                   --------------------


          Title:   President
                   ---------